UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2005
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     As of November 29, 2005, Encysive Pharmaceuticals Inc. (the “Company”) has 215 employees, compared to 117 employees as of December 31, 2004. This increase is attributable to the Company’s ongoing plans for the commercialization of Thelin™ (sitaxsentan sodium), which is currently under review by regulatory authorities in the United States and Europe. Thelin™ is an oral small molecule for the treatment of pulmonary arterial hypertension (PAH), and the FDA Prescription Drug User Fee Act (PDUFA) target action date for Thelin™ is March 24, 2006. Included in the increased number of employees are a new Chief Financial Officer, Chief Operating Officer and General Counsel, and a 51-person US sales force, which is now undergoing training on Thelin™ and PAH. The addition of these employees will not have a material impact on current guidance for expenses for 2005, but will materially increase expenses in future periods.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: November 29, 2005	/s/ Gordon H. Busenbark
Gordon H. Busenbark
Chief Financial Officer